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                EXHIBIT 1.1 TO POST-EFFECTIVE AMENDMENT NO. 3

                       THIRD AMENDMENT AND SUPPLEMENT TO
                             UNDERWRITING AGREEMENT


THIS AGREEMENT is made and entered into this 11th day of July, 1996, by and between American Church Mortgage Company, a Minnesota corporation (the "Company"), and American Investors Group, Inc., a Delaware corporation (the "Dealer Manager").

WHEREAS, the parties have entered into that certain Underwriting Agreement dated as of the 11th day of July, 1995 (the "Underwriting Agreement"), as amended; and

WHEREAS, the Securities and Exchange Commission declared the Company's Registration Statement on Form S-11 effective on July 11, 1995, as amended by Post-Effective Amendment No. 1 effective October 31, 1995 and by
Post-Effective Amendment No. 2 effective February 1, 1996 (the "Public Offering"); and

WHEREAS, the Public Offering and Underwriting Agreement, as amended provided that the Offering Period would end July 11, 1996 unless extended by the company and the Dealer Manager; and

WHEREAS, the Company and Dealer Manager have agreed to amend the Underwriting Agreement (as amended) to extend the Offering Period to November 8, 1996.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. The terms and conditions of the Underwriting Agreement and First and Second Amendments thereto are hereby acknowledged to be the continuing agreement of the parties, subject to the specific changes and amendments herein set forth.

     2. The Offering Period, as defined in the Underwriting Agreement, is hereby extended to November 8, 1996.


     3. Except as specifically amended and modified hereby, all other terms and provisions of the Underwriting Agreement and First and Second Amendments thereto shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment and Supplement to Underwriting Agreement as of the date first above written.


DEALER MANAGER:                                COMPANY:

AMERICAN INVESTORS GROUP, INC.                 AMERICAN CHURCH MORTGAGE COMPANY



Philip J. Myers, Senior V. Pres                 V. James Davis, President